Exhibit 99

PRESS RELEASE

For Release:	May 9, 2016
Nasdaq:	MFNC
Contact:	Ernie R. Krueger (906)341-7158
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION REPORTS FIRST QUARTER 2016 RESULTS

(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC) (the “Corporation”), the bank holding company for mBank, today announced first quarter 2016 income of $1.132 million, or $.18 per share, compared to net income of $1.371 million, or $.22 per share, for the first quarter of 2015.  The 2015 first quarter income was positively impacted by a one-time $.283 million credit mark accretion under GAAP from the acquired loan portfolio from Peninsula Bank (Pen). 2015 income adjusted for this item was $1.088 million, or $.17 per share.  Total assets of the Corporation at March 31, 2016 totaled $732.932 million compared to $728.844 million at March 31, 2015.

Shareholders’ equity at March 31, 2016 totaled $77.395 million, compared to $75.038 million on March 31, 2015. The tangible book value per share equated to $11.64 on March 31, 2016 compared to $11.20 per share a year ago. Weighted average shares outstanding totaled 6,214,083 shares in the 2016 first quarter compared to 6,256,475 for the same period in 2015.

Some highlights for the first quarter include:

•                  mBank, the Corporation’s primary asset, recorded net income of $1.486 million in the first quarter of 2016, compared to $1.627 million for the first quarter of 2015.  2015 income less the $.283 million one-time item was $1.344 million.

•                  Total loan production during the first three months of 2016 was $44.9 million versus $31.5 million for the same period in 2015, an increase of $13.4 million.

•                  Announcement of the purchase of First National Bank of Eagle River (Wisconsin) was made on January 19, 2016, and represents the company’s first expansion outside of Michigan.  The transaction was closed on April 29, 2016 and is expected to add approximately $125 million in assets, $80 million in loans and $100 million in core deposits to the company.

•                  Net interest margin has remained strong at 4.33% despite the continued low interest rate environment.

•                  Active secondary mortgage market activity with non-interest income stemming from that business line increasing from $.167 million to $.267 million year over year.

•                  Quarterly dividend on common stock of $.10 per share compared to $.075 per share one year ago.

Loans and Non-performing Assets

Total loans at March 31, 2016 were $618.625 million, an increase of $20.894 million from March 31, 2015 balances of $597.731 million.  New loan production was solid in the 2016 first quarter at $44.9 million, although some larger loan payoffs and normal loan principal amortization resulted in flat outstanding loan balances since year end. Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “We are very pleased with our overall loan production for the quarter with almost $26 million in new commercial originations and over $14 million in consumer, primarily mortgage, where we have seen a nice uptick in secondary market activity. We expect that trend to continue as we move into our more seasonal lending origination months and with the addition of our new Wisconsin markets through the recent acquisition of First National Bank of Eagle River. We are very excited to enter these markets given their close business ecology with our Upper Peninsula markets and similar clients in lending types and needs. Even with the favorable production that has outpaced 2015 significantly, we have not seen the aggregate loan balances grow comparatively as we would have anticipated with this level of production.  Some of this is attributable to normal amortization of the portfolio, but some is also due to the competition for good earning assets and our decision to remain steadfast on our pricing and credit structures to maintain long term balance sheet stability and allow some legacy loan relationships to exit where appropriate structures could not be attained. We continue to monitor this issue closely and do not view the issue as a trend that will continue and loan growth should increase at these production levels throughout the year.”

Nonperforming loans totaled $1.717 million, .28% of total loans at March 31, 2016 compared to $11.850 million, or 1.98%, of total loans at March 31, 2015 and down from the $2.539 million from December 31, 2015.  Total loan delinquencies greater than 30 days resided at a nominal .63%, or $3.818 million, at the end of the period. Mr. George, commenting on credit quality, stated, “Our credit quality risk metrics and overall loan portfolio payment performance remains strong with no significant loan issues within the portfolio. We continue to carry very low levels of ORE and what we do have is disposed of quickly to alleviate any long term carrying costs. As with the Peninsula Bank acquisition, in which our expectations have proven accurate to date, we are comfortable with our diligence on the Eagle River loan portfolio and corresponding purchase accounting marks and expect similar good results with the overall value and performance of the loans we are acquiring.”

Margin Analysis

Net interest income in the first quarter of 2016 remained mostly flat at $7.288 million, or 4.33%, compared to $7.520 million, or 4.53%, in the first quarter of 2015.  The 2015 net interest income and margin were positively impacted by the previously mentioned one-time accretion item from the Pen loan portfolio.  Mr. George stated, “We have been successful in maintaining our strong net interest margin within this historically low interest rate cycle though the use of continued targeted funding strategies and disciplined loan pricing in efforts to mitigate longer term interest rate risk. Our balance sheet remains well positioned to take advantage of any future upward short term interest rate movements should they occur this year. We will remain committed to our core banking philosophy which emphasizes loan growth as the best asset to invest in to benefit and help grow the economic bases in our local communities, which in turn also provides the best overall returns to our shareholders.”

Deposits

Total deposits of $592.978 million at March 31, 2016 decreased by $4.935 million, from deposits of $597.913 million on March 31, 2015 and were down from year end deposits of $610.323 million.  Mr. George, commenting on core deposits and overall liquidity needs, stated “The Corporation maintains a strong liquidity position to fund operations and loan growth. We proactively review our short and long term funding needs and review our pricing levels within the different segments of our deposit products in order to best manage our net interest margin to capture as many dollars as we can. Given the fairly flat growth pattern in our loan book near term, we have managed our deposit portfolio to maintain our margin and profitability.”

Noninterest Income/Expense

Noninterest income, at $.627 million in the first quarter of 2016, increased $.003 million from the first quarter 2015 level of $.624 million.  Year over year non-interest income levels remained flat even with a decrease in SBA\USDA sales which totaled $.118 million in the 2015 first quarter.  Secondary market fees increased $.100 million in the first quarter of 2016 compared to first quarter of 2015.  Noninterest expense, at $6.198 million in the first quarter of 2016, increased $.442 million, or 8%, from the first quarter of 2015. The increase from the first quarter of 2015 was largely attributable to strategic costs attributable to the First National Bank of Eagle River acquisition as well as customary employee compensation and retention related costs to ensure our personnel infrastructure keeps pace with our growing asset base and subsequent regulatory platform monitoring needs.

Assets and Capital

Total assets of the Corporation at March 31, 2016 were $732.932 million, up $4.088 million from the $728.844 million reported at March 31, 2015 and down $6.337 million from the $739.269 million of total assets at year-end 2015. Common shareholders’ equity at March 31, 2016 totaled $77.395 million, or $12.42 per share, compared to $75.038 million, or $11.99 per share on March 31, 2015.  The Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at the Corporation of 11.54% and 12.83% at the Bank.

Paul D. Tobias, Chairman and Chief Executive Officer of Mackinac concluded, “We are pleased with the fairly priced acquisition opportunities that we are seeing and very satisfied with the execution of each of the Peninsula Bank and First National Bank of Eagle River mergers.  Our strategy of complimentary organic and acquired growth allows us to maintain discipline in the pricing and credit risk profile of our loans in these competitive times while still increasing our asset base to help spread our costs. This allows us to improve both short term earnings growth and long term stability and shareholder value.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $730 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 20 branch locations; thirteen in the Upper Peninsula, three in the Northern Lower Peninsula, one in Oakland County, Michigan, and three in Northern Wisconsin.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” “view,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	As of and For the	As of and For the	As of and For the
	Quarter Ending	Year Ending	Quarter Ending
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$732,932	$739,269	$728,844
Loans	618,625	618,394	597,731
Investment securities	54,021	53,728	63,313
Deposits	592,978	610,323	597,913
Borrowings	56,454	45,754	49,839
Shareholders’ equity	77,395	76,602	75,038

Selected Statements of Income Data:
Net interest income	$7,288	$29,120	$7,520
Income before taxes	1,717	7,929	2,083
Net income	1,132	5,596	1,371
Income per common share - Basic	.18	.90	.22
Income per common share - Diluted	.18	.89	.22
Weighted average shares outstanding	6,214,083	6,247,416	6,256,475
Weighted average shares outstanding- Diluted	6,214,083	6,278,817	6,268,742

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.33%	4.30%	4.53%
Return on average assets	.62	.76	.75
Return on average equity	5.89	7.41	7.54

Average total assets	$737,088	$738,688	$737,496
Average total shareholders’ equity	77,284	75,545	73,776
Average loans to average deposits ratio	101.87%	100.52%	99.78%

Common Share Data at end of period:
Market price per common share	$10.25	$11.49	$11.39
Book value per common share	12.42	12.32	11.99
Tangible book value per share	11.64	11.54	11.20
Dividends paid per share, annualized	.400	.400	.300
Common shares outstanding	6,231,246	6,217,620	6,257,450

Other Data at end of period:
Allowance for loan losses	$4,824	$5,004	$5,527
Non-performing assets	$4,401	$4,863	$14,482
Allowance for loan losses to total loans	.78%	.81%	.92%
Non-performing assets to total assets	.60%	.66%	1.99%
Texas ratio	5.61%	6.34%	19.16%

Number of:
Branch locations	17	17	17
FTE Employees	178	173	168

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
	2016	2015	2015
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$18,013	$25,005	$24,242
Federal funds sold	3	3	4
Cash and cash equivalents	18,016	25,008	24,246

Interest-bearing deposits in other financial institutions	4,989	5,089	5,832
Securities available for sale	54,021	53,728	63,313
Federal Home Loan Bank stock	2,169	2,169	2,973

Loans:
Commercial	455,575	450,275	428,439
Mortgage	147,600	152,272	152,016
Consumer	15,450	15,847	17,276
Total Loans	618,625	618,394	597,731
Allowance for loan losses	(4,824)	(5,004)	(5,527)
Net loans	613,801	613,390	592,204

Premises and equipment	12,491	12,524	12,614
Other real estate held for sale	2,684	2,324	2,632
Deferred tax asset	8,523	9,213	10,332
Deposit based intangibles	1,046	1,076	1,167
Goodwill	3,805	3,805	3,805
Other assets	11,387	10,943	9,726

TOTAL ASSETS	$732,932	$739,269	$728,844

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$117,704	$122,775	$104,689
NOW, money market, interest checking	207,068	202,784	206,824
Savings	31,994	30,882	29,470
CDs<$250,000	116,995	124,084	147,602
CDs>$250,000	7,910	8,532	9,471
Brokered	111,307	121,266	99,857
Total deposits	592,978	610,323	597,913

Borrowings	56,454	45,754	49,839
Other liabilities	6,105	6,590	6,054
Total liabilities	655,537	662,667	653,806

SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized 500,000 shares, Issued and outstanding - none	—	—	—
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 6,231,246; 6,217,620; and 6,257,450 shares respectively	61,184	61,133	61,558
Retained earnings	15,746	15,221	12,706
Accumulated other comprehensive income
Unrealized gains on available for sale securities	514	297	823
Minimum pension liability	(49)	(49)	(49)

Total shareholders’ equity	77,395	76,602	75,038

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$732,932	$739,269	$728,844

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$7,960	$8,225
Tax-exempt	2	3
Interest on securities:
Taxable	262	302
Tax-exempt	31	41
Other interest income	55	62
Total interest income	8,310	8,633

INTEREST EXPENSE:
Deposits	769	823
Borrowings	253	290
Total interest expense	1,022	1,113

Net interest income	7,288	7,520
Provision for loan losses	—	305
Net interest income after provision for loan losses	7,288	7,215

OTHER INCOME:
Deposit service fees	216	184
Income from loans sold on the secondary market	267	167
SBA/USDA loan sale gains	—	118
Mortgage servicing income	(54)	31
Net security gains	97	10
Other	101	114
Total other income	627	624

OTHER EXPENSE:
Salaries and employee benefits	3,387	3,047
Occupancy	640	576
Furniture and equipment	383	399
Data processing	345	355
Advertising	156	126
Professional service fees	241	301
Loan and deposit	127	138
Writedowns and losses on other real estate held for sale	16	17
FDIC insurance assessment	108	108
Telephone	112	132
Transaction related expenses	106	—
Other	577	557
Total other expenses	6,198	5,756

Income before provision for income taxes	1,717	2,083
Provision for income taxes	585	712

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,132	$1,371

INCOME PER COMMON SHARE:
Basic	$.18	$.22
Diluted	$.18	$.22

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$102,427	$102,620	$106,286
Hospitality and tourism	46,555	41,300	45,995
Lessors of residential buildings	29,194	25,930	21,545
Gasoline stations and convenience stores	21,614	21,647	13,965
Commercial construction	14,489	15,330	18,019
Real estate agents and managers	12,277	11,225	9,717
Other	229,019	232,223	212,912
Total Commercial Loans	455,575	450,275	428,439

1-4 family residential real estate	135,641	140,502	142,283
Consumer	15,450	15,847	17,276
Consumer construction	11,959	11,770	9,733

Total Loans	$618,625	$618,394	$597,731

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$1,523	$2,353	$11,801
Loans past due 90 days or more	44	32	49
Restructured loans	150	154	—
Total nonperforming loans	1,717	2,539	11,850
Other real estate owned	2,684	2,324	2,632
Total nonperforming assets	$4,401	$4,863	$14,482
Nonperforming loans as a % of loans	.28%	.41%	1.98%
Nonperforming assets as a % of assets	.60%	.66%	1.99%
Reserve for Loan Losses:
At period end	$4,824	$5,004	$5,527
As a % of average loans	.78%	.83%	.92%
As a % of nonperforming loans	280.96%	197.09%	46.64%
As a % of nonaccrual loans	316.74%	212.66%	46.84%
Texas Ratio	5.61%	6.34%	19.16%

Charge-off Information (year to date):
Average loans	$615,684	$602,904	$600,052
Net charge-offs (recoveries)	$180	$1,340	$(83)
Charge-offs as a % of average loans, annualized	.12%	.22%	N/M %

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	March 31,	December 31,	September 30,	June 30, 2015	March 31,
	2016	2015	2015	2015	2015
BALANCE SHEET (Dollars in thousands)

Total loans	$618,625	$618,394	$619,906	$615,247	$597,731
Allowance for loan losses	(4,824)	(5,004)	(5,779)	(5,600)	(5,527)
Total loans, net	613,801	613,390	614,127	609,647	592,204
Total assets	732,932	739,269	754,972	735,338	728,844
Core deposits	473,761	480,525	509,466	490,003	488,585
Noncore deposits	119,217	129,798	112,868	98,818	109,328
Total deposits	592,978	610,323	622,334	588,821	597,913
Total borrowings	56,454	45,754	49,593	64,483	49,839
Total shareholders’ equity	77,395	76,602	76,091	75,746	75,038
Total tangible equity	72,544	71,721	71,180	70,805	70,066
Total shares outstanding	6,231,246	6,217,620	6,249,595	6,236,250	6,257,450
Weighted average shares outstanding	6,214,083	6,225,614	6,247,416	6,245,553	6,256,475

AVERAGE BALANCES (Dollars in thousands)

Assets	$737,088	$733,035	$751,153	$732,979	$737,496
Loans	615,684	613,846	614,315	607,330	600,052
Deposits	604,363	602,857	624,528	594,266	601,834
Equity	77,284	75,871	76,362	75,564	73,776

INCOME STATEMENT (Dollars in thousands)

Net interest income	$7,288	$7,365	$7,235	$7,000	$7,520
Provision for loan losses	—	349	350	200	305
Net interest income after provision	7,288	7,016	6,885	6,800	7,215
Total noninterest income	627	1,142	773	1,350	624
Total noninterest expense	6,198	6,306	6,114	5,700	5,756
Income before taxes	1,717	1,852	1,544	2,450	2,083
Provision for income taxes	585	259	526	836	712
Net income available to common shareholders	$1,132	$1,593	$1,018	$1,614	$1,371
Income pre-tax, pre-provision	$1,717	$2,201	$1,894	$2,650	$2,388

PER SHARE DATA

Earnings	$.18	$.26	$.16	$.26	$.22
Book value per common share	12.42	12.32	12.18	12.15	11.99
Tangible book value per share	11.64	11.54	11.39	11.35	11.20
Market value, closing price	10.25	11.49	10.10	10.53	11.39
Dividends per share	.100	.100	.100	.075	.075

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.28%	.50%	1.30%	1.57%	1.98%
Nonperforming assets/total assets	.60	.73	1.37	1.64	1.99
Allowance for loan losses/total loans	.78	.81	.93	.91	.92
Allowance for loan losses/nonperforming loans	280.96	197.09	71.99	58.02	46.64
Texas ratio (1)	5.61	6.34	13.41	15.76	19.16

PROFITABILITY RATIOS

Return on average assets	.62%	.86%	.54%	.88%	.75%
Return on average equity	5.89	8.33	5.28	8.57	7.54
Net interest margin	4.33	4.34	4.18	4.17	4.53
Efficiency ratio	78.90	72.16	76.13	69.94	74.27
Average loans/average deposits	101.87	101.82	98.36	102.20	99.78

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	9.55%	9.81%	9.02%	9.14%	8.75%
Tier 1 capital to risk weighted assets	10.82	10.23	10.28	10.18	10.33
Total capital to risk weighted assets	11.57	11.94	11.17	11.04	11.22
Average equity/average assets (for the quarter)	10.49	11.19	10.19	10.31	10.00
Tangible equity/tangible assets (at quarter end)	9.96	9.77	9.49	9.68	9.68

(1) Texas ratio equals nonperforming assets divided by tangible shareholders’ equity plus allowance for loan losses